UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14703	16-1268674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 South Broad Street
Norwich, New York 13815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (607) 337-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	NBTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scott A. Kingsley Supplemental Retirement Agreement

On May 24, 2025, NBT Bancorp Inc. (the “Company”) entered into an amendment to the NBT Bancorp Inc. Supplemental Executive Retirement Plan Supplemental Retirement Agreement for Scott Kingsley, dated May 21, 2024 (the “SERP Amendment”). Pursuant to the terms of the SERP Amendment, the annual Pay Based Credits for Mr. Kingsley are increased by $500,000 such that the total annual Company-provided retirement contributions to Mr. Kingsley is not less than $1,000,000 effective beginning with the 2025 Plan Year.

The foregoing description of the SERP Amendment is not complete and is qualified in its entirety by reference to the SERP Amendment, copy of which is filed as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to NBT Bancorp Inc. Supplemental Executive Retirement Plan Supplemental Retirement Agreement for Scott A. Kingsley, dated March 24, 2025, between NBT Bancorp Inc. and Scott A. Kingsley
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.

Date: March 24, 2025	By:	/s/ Annette L. Burns
Annette L. Burns
Executive Vice President and Chief Financial Officer